REGIONAL DISTRIBUTOR AGREEMENT

Party A : Sunity Information Technology (Beijing) Co., Ltd. (“Party A”)

Registered Address: Yayunhaoting, Xiaoying Road, ChaoYang District, Beijing

Contact : Yao Zhen

Tel : 010-84782567

Party B: Xia Zhijun	(“Party B”)

Address : Shenzhen No.7001 Beihuan Avenue Sino Petro Building Room 2501

Contact :

Tel :

Based on the principle of win-win in cooperation, mutual benefits and co-development, through friendly discussion, the Parties agree that Party B, acting as the cooperative distributor of the Dream Game of Party A (Note: renamed as Qihang Game in later 2009), will distribute Party A’s game tokens. The Parties hereby agree as follows pursuant to the policy, laws and regulations of the People’s Republic of China;

DISTRIBUTOR QUALIFICATION AND COOPERATION SCOPE

1. GENERAL CONDITIONS FOR THE DISTRIBUTOR

1) Party B shall be a corporation with legal existence or an individual with full capacity of civil rights and full capacity of civil conduct. Party B shall have the ability to independently bear civil liability.

2) Party B shall be familiar with the Distributor Policy, the Description of the Product and Services and other relevant information. Party B shall prioritize the sales assignment of Party A’s game tokens.

Subject to the conditions set forth above, Party A authorizes Party B as the exclusive distributor (except for the telecom operators) of Southern China Area. The exclusivity period is 10 years commencing from 2008.4.1 to 2018.3.31.

2. COOPERATION SCOPE

1) Party B is authorized to distribute the game tokens for the Dream Game, as an exclusive distributor, in the exclusive region. Party A shall give Party B its most favorable pricing policy. Party A shall offer Party B the products with the favorable discounts according to the “distributor policy” stated in the the distributor cooperation agreement. Party B shall achieve the sales targets stipulated by Party A.

2) Party B may hire sub-distributors in the exclusive region to distribute Party A’s game tokens. Party B shall further manage and supervise the sub-distributors according to the distribution policy of Party A.

PRIVILEGES AND OBLIGATIONS OF PARTY B

1. Party B has priority in obtaining support from Party A with respect to product promotion, training, activities and resources.

2. Party B has the preemptive right to renew this Agreement. At the time of the expiration of this Agreement, if Party B wishes to renew this Agreement, Party A shall be required to renew this Agreement.

3.	Party B shall bear all costs arising from transactions, obtaining paid services and any other expenses in connection with sales, all the taxes due and other hardware/software and service fees.

4.	Party B shall strictly comply with the pricing policy of Party A within the scope of this Agreement.

5.
Party B shall develop sub-distributors in the exclusive region. Party B shall further manage and supervise the sub-distributors, provide the sub-distributors with training service, promotion support and activities support.

6.
Party B shall provide good service andprotect the public image of Party A in the process of developing sub-distributors. Party B shall assume legal liability and indemnify Party A for any losses incurred by Party A as a result of the breach of this Agreement by Party B.

7.	Party B is entitled to terminate this Agreement if Party A or its products violate the state laws and regulations.

PRIVILEGES AND OBLIGATIONS OF PARTY A

1.	Party A shall ensure the exclusivity of Party B in the authorized region (except for the telecom operators).

2.
Party A shall maintain the benefits of the distributors. Party A shall endeavor to avoid excessive competition among the distributors by discount sales. Party A may, in its own discretion, terminate this agreement with and disqualify Party B if it finds that Party B’s operation violates the rules.

3.	Party A has the obligation to explain its distributor policy of the products and the Privileges and Obligations of Party B.

4.	Party A may adjust the pricing policy and distributor policy according to changes in the market. Party A shall notify Party B of such adjustment by email or Internet-based announcements.

5.	Party A may review the business performance of Party B according to the distributors management policy. Party A may disqualify Party B if Party B fails in the performance review.

6.	Party A has the final interpretation right with regard to this Agreement and the distributor cooperation policy.

COOPERATION POLICY

1. As a first tier distributor for the game token, Party B enjoys a favorable discount of __%1; Party B shall not give a discount of more than __%1 to secondary distributors and sub-distributors and discounts of more than __%1 to direct users.

2. Party A will issue game credit cards in the form of electronic virtue cards to ID’s designated by Party B.

3. In principle, Party B must make payments to the account designated by Party A for the amount of game tokens sold within 10 days of receiving credit cards.

4. Party B shall settle all the payment for the previous month (in principle, no later than the 10th of the following month except under special circumstances).

CONFIDENTIAL INFORMATION

1.	The Parties are responsible to keep confidential trade secrets in this Agreement.

2.
Trade secret refers to the technical information and business information which is not known to the public, which is capable of bringing economic benefits to the owner, which has practical applicability, and which the owner of rights has taken measures to keep secret such as technical information and business information. Technical Information includes, but is not limited to, computer programs, digital information and drawing information; business information includes, but is not limited to, customer data, customer list, supply and marketing channels, production and marketing Strategy and trade records.

___________________________
1  This portion of the agreement has been intentionally omitted and has been filed separately with the U.S. Securities and Exchange Commission and confidential treatment of such portion has been requested pursuant to 5 U.S.C. §552(b)(4); 17 C.F.R. §200.80(6)(4).

3.
The Parties shall keep confidential this Agreement and its contents. Neither party shall disclose the contents of this Agreement and relevant information to any third party without the prior written consent of the other party.

4.	The Parties shall be responsible to keep confidential trade secrets in the agreement period and within 3 years after termination of this Agreement.

DEFAULT

1.
Any party shall remedy its negligence or misconduct to the other party. If due to the fault or misconduct of one party, this Agreement cannot be performed or cannot be performed completely, the defaulting Party shall assume all the legal liabilities,

2.	Party A or Party B shall assume his own liabilities in consideration of the actual circumstances/situation(s), if both have acted negligently or with misconduct.

3.
Either party is entitled to terminate this Agreement, if this Agreement can not be performed due to the breach of another party. [If one party’s breach of this Agreement renders it incapable of being performed, the other party has the right to terminate this agreement.

4.
The aggrieving party is entitled to investigate and pursue legal action, demand to eliminate undesirable impact and be compensated, if the other Party breaches this Agreement and cause the undesirable impact or financial loss t on the aggrieving party.

DISPUTE RESOLUTION

1.	The execution, validity, interpretation and dispute resolution of this Agreement shall be governed by PRC Law.

2.
The Parties shall attempt in the first instance to resolve any such dispute, discrepancy, or conflict, including, but not limited to, the dispute of validity and perpetuation about this Agreement, or the validity of arbitration clause through friendly consultations between themselves. If the dispute cannot be resolved in the aforementioned manner, the Parties shall agree to resolve it as below:

( )	submit to the China International Economic and Trade Arbitration Commission (“CIETAC”) and should be resolved in accordance with the Arbitration Rules of CIETAC.

( )	Pursue legal action to the competent court in within China.

The other part of this Agreement remains effective in the litigation or arbitration process, except for the submitted dispute issue.

EFFECTIVE PERIOD AND MISCELLANEOUS

1.
Effective period of this Agreement is from 2008-4-1 to 2018-3-31. This Agreement will be extended for one additional year if neither party of this Agreement has raised objection in a written notice to the other party within thirty (30) days prior to the end of effective period or if the two parties have not reached agreement in any other form to terminate this Agreement.

2.	This Agreement may be terminated due to any reasons set out as below:

a)	The expiry of this Agreement

b)	Mutual consent to terminate this Agreement.

c)	One party terminates this Agreement due to the breach of another party.

3.
A party shall give prior written notice to the other party one month in advance if it desires to terminate this Agreement. The receiving party shall reply in writing within 15 days. It is assumed that the receiving party agrees to terminate this Agreement if it does not reply within 15 days of receiving the notice and the Agreement will be terminated 1 month after termination notice is issued.

4.	Supplemental agreement as the appendix which signed by the Parties has equal legal effect.

5.	The premature termination of this Agreement shall not impact the rights and obligations raised under this Agreement before the termination.

6.	This Agreement shall become effective as of the date when this Agreement is duly executed by the Parties. The actual performed obligations shall be performed according to this Agreement.

7.	The matters that were not covered in this Agreement shall be supplemented in writing after consultations between the Parties.

8.
This Agreement is executed in four (4) originals, with each party holding two (2) set of originals has equal legal effect, and shall become effective as of the date when this Agreement is duly executed by the Parties.

Party A: Sunity (Beijing) Technology Limited	Party B: Xia Zhijun

Date : March 28, 2008	Date : March 28, 2008